UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2008

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue
White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreements

On September 5, 2008, AboveNet, Inc. (the “Company”) entered into new employment agreements with each of William LaPerch (President and Chief Executive Officer), Robert Sokota (Senior Vice President, General Counsel and Chief Administrative Officer), John Jacquay (Senior Vice President of Sales and Marketing), Rajiv Datta (Senior Vice President and Chief Technology Officer) and Douglas Jendras (Senior Vice President of Operations), all of whom are currently executive officers of the Company (collectively, the “Executive Officers”).

The following description of the employment agreements with the Executive Officers does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements included as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, which are incorporated herein by reference.

Each of these employment agreements is for a term that ends on November 16, 2011, with automatic extensions for additional one-year periods unless cancelled by the Executive Officer or the Company in writing at least 120 days prior to the end of the applicable term.

The table below provides information regarding the base salary and annual incentive cash bonus target for each Executive Officer as provided in the respective employment agreement.  The Company may increase (but not decrease) an Executive Officer’s base salary during the term of employment.  The targets for an Executive Officer’s cash bonus opportunity will be based on the Company’s achievement of specified performance goals to be set by the Compensation Committee.

Executive Officer	Base Salary	Incentive Cash Bonus Target

William LaPerch	$550,000	35% of base salary

Robert Sokota	$315,000	35% of base salary

John Jacquay	$300,000	$250,000

Rajiv Datta	$290,000	35% of base salary

Douglas Jendras	$280,000	35% of base salary

Each Executive Officer will be entitled generally to the same benefits offered to the Company’s other executives.  Each Executive Officer’s employment agreement provides for the payment of severance and provision of other benefits in connection with certain termination events.  The employment agreements also include confidentiality, non-compete and assignment of intellectual property covenants by the Executive Officers.

Grants of Restricted Stock Units

On September 8, 2008, the Company granted restricted stock units to the Executive Officers under the Company’s 2008 Equity Incentive Plan in the amounts set forth below:

Executive Officer	Restricted Stock Units Granted*

William LaPerch	71,000	(1)

Robert Sokota	35,000	(2)

John Jacquay	35,000	(2)

Rajiv Datta	35,000	(2)

Douglas Jendras	35,000	(2)

*    Each unit represents the right to receive one share of Company common stock at a later date.

(1)  The shares underlying the restricted stock units vest as to (a) 15,000 shares on September 8, 2009, (b) 5,000 shares on September 8, 2010 and (c) 30,000 shares on September 8, 2011. In addition, 21,000 shares become eligible for vesting in three equal annual installments in 2010, 2011 and 2012, based on certain performance targets for fiscal years 2009, 2010 and 2011, respectively.

(2)  The shares underlying the restricted stock units vest as to (a) 10,500 shares on September 8, 2009, (b) 3,500 shares on September 8, 2010 and (c) 21,000 shares on September 8, 2011.

Grant of Director Stock Options

On September 8, 2008, the Board approved the grant under the Company’s 2008 Equity Incentive Plan to each of the Company’s non-employee directors of the following securities:

	Restricted Stock Units Granted* (1)	Stock Options Granted (2)
Jeffrey Brodsky	500	1,000
Michael Embler	500	1,000
Richard Postma	500	1,000
Richard Shorten	500	1,000
Stuart Subotnick	500	1,000

*  Each unit represents the right to receive one share of Company common stock at a later date.

(1)  Will vest on September 8, 2009.

(2)  May be exercised commencing September 8, 2009.

Item 9.01.              Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement, effective as of September 2, 2008, by and between AboveNet, Inc. and William LaPerch

10.2	Employment Agreement, effective as of September 2, 2008, by and between AboveNet, Inc. and Robert Sokota

10.3	Employment Agreement, effective as of September 2, 2008, by and between AboveNet, Inc. and John Jacquay

10.4	Employment Agreement, effective as of September 2, 2008, by and between AboveNet, Inc. and Rajiv Datta

10.5	Employment Agreement, effective as of September 2, 2008, by and between AboveNet, Inc. and Douglas Jendras

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2008

ABOVENET, INC.

	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Employment Agreement, effective as of September 2, 2008, by and between AboveNet, Inc. and William LaPerch

10.2	Employment Agreement, effective as of September 2, 2008, by and between AboveNet, Inc. and Robert Sokota

10.3	Employment Agreement, effective as of September 2, 2008, by and between AboveNet, Inc. and John Jacquay

10.4	Employment Agreement, effective as of September 2, 2008, by and between AboveNet, Inc. and Rajiv Datta

10.5	Employment Agreement, effective as of September 2, 2008, by and between AboveNet, Inc. and Douglas Jendras